 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Trustees of Standard Bank, PaSB 401(k) Plan
Monroeville, Pennsylvania

We consent to the incorporation by reference in the Registration Statement No. 333-219078 on Forms S-8 of Standard Bank, PaSB 401(k) Plan of our report dated June 29, 2020, relating to our audits of the financial statements and supplemental schedule, which appears in this Annual Report on Form 11-K of the Standard Bank, PaSB 401(k) Plan for the year ended December 31, 2019.

Cranberry Township, Pennsylvania
June 29, 2020